                                                            Exhibit Number 10.01

                          WEST TELESERVICES CORPORATION

To:    Tom Barker

From:  Troy Eaden

Date:  December 9, 1999

Re:    2000 Compensation Plan
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The compensation plan for 2000 while you are employed as President and Chief Executive Officer for West TeleServices Corporation is outlined below:

1. Your base salary will be $450,000.00. Should you elect to voluntarily terminate your employment, you will be compensated for your services through the date of your actual termination per your Employment Agreement. This will be reviewed on an annual basis and revised, if necessary in accordance with the consumer price index.

2. Effective January 1, 2000, you will be eligible to receive a performance bonus based on year-to-date growth of profits over the same period of the prior year. This bonus will be calculated by multiplying the year-to-date growth in profits for each quarter by the corresponding profit growth participation factor from the table below, minus bonus paid year-to-date for the respective calendar year.

          Profit Growth              Profit Growth Participation Factor
          -------------              ----------------------------------
            0% - 12%                                     0
           12% - 14.99%                                 .0125
           15% - 16.99%                                 .015
           17% - 19.99%                                 .0175
           20% - 22%                                    .02
               22%+                                     .025

     Please note that a negative year-to-date profit calculations at the end of any given quarter will result in "loss carry forward" to be applied to the next quarterly year-to-date calculation. All bonuses will be paid within thirty (30) days of the end of the quarter.

3. You will be eligible for a bonus of $50,000.00 for every net new analyst that initiates coverage with a report on West TeleServices in the year 2000. This will include new analysts as a result of a secondary offering. The maximum bonus to be earned as a result of new analysts' coverage in the year 2000 is $250,000.00.

4. For the purposes of this Exhibit A, profit shall be defined as pre-tax profit growth of the Company on a consolidated basis.

                                                       Exhibit Number 10.01

Exhibit A - T. Barker
December 9, 1999
                                    Page Two

5. At the discretion of management, you may receive an additional bonus based on the Companies' and your individual performance.

6. Your Compensation Plan for the year 2001 will be presented no later than December 1, 2000.

                    /s/ Tom Barker
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                    Employee - Tom Barker